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Exhibit 99.1

CERTIFICATION

        The undersigned certifies pursuant to 18 U.S.C. Section 1350, that:

          (1)  The accompanying Report for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 22, 2003	/s/ WILLIAM R. PRACHT William R. Pracht Chairperson (Principal Executive Officer)

/s/ JILL A. ZIMMERMAN Jill A. Zimmerman Treasurer (Principal Financial Officer)

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CERTIFICATION